SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 3, 1996



                               CRW Financial, Inc.
                               -------------------
             (Exact Name of registrant as specified in its charter)



            Delaware                      0-26015                23-2691986
            --------                      -------                ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)



            443 South Gulph Road, King of Prussia, Pennsylvania 19406
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (610) 962-5100



       ------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events


                  On October 3, 1996, the Registrant declared a 3-for-1 stock split of its common stock, $.01 par value per share ("Common Stock") to all record holders of Common Stock as of October 14, 1996 ("Split"). The shares of Common Stock issuable as a result of the Split will be distributed on October 24, 1996.

                  As of October 8, 1996, the Registrant had 1,305,021 shares of Common Stock outstanding, which would increase to 3,915,063 shares following the Split assuming no further shares are issued prior to the record date for the Split.

                  In addition, as of October 8, 1996, the Registrant had an aggregate of 1,517,218 shares of Common Stock issuable upon exercise or conversion of the Company's outstanding Series A Convertible Preferred Stock, stock options, warrants and other convertible securities, which would increase to 4,551,654 shares following the Split assuming none of such convertible securities are exercised or converted prior to the record date for the Split.

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CRW FINANCIAL, INC.



Date: 10/8/96                  By: /s/ Jonathan P. Robinson
                                  -------------------------------
                                    Jonathan P. Robinson
                                    Vice President and Chief Financial Officer